Exhibit 99.1

For further information contact:

George Relan

MTI MicroFuel Cells Inc.

(518) 533-2220

grelan@mechtech.com

MTI NAMES RODNEY A. TILLINGHAST

INTERIM CHIEF FINANCIAL OFFICER

Albany, N.Y., September 30, 2008 -- Mechanical Technology, Incorporated (MTI, NASDAQ: MKTY), a company primarily engaged in the development and commercialization of Mobion® off-the-grid portable power solutions through its subsidiary MTI MicroFuel Cells Inc. (MTI Micro), and in the design, manufacture, and sale of test and measurement instruments and systems through its subsidiary MTI Instruments, Inc., (MTII) today announced that Rodney A. Tillinghast, Corporate Controller and Director of Financial Reporting for MTI, has been named Interim Chief Financial Officer and Secretary of the Board of Directors, effective immediately. In his new position, Mr. Tillinghast will be responsible for directing corporate and administrative functions, as well as overseeing financial reporting and investor relations.

Since joining MTI in July 2006, Mr. Tillinghast has served as Corporate Controller and Director of Financial Reporting where he was in charge of preparing and reviewing all SEC financial filings, designing and maintaining all financial reporting disclosures, and helping to implement best accounting practices. He has also served as Assistant Secretary of the Board of Directors since December 2006.

“Rodney has over 15 years of experience in key financial management positions,” said Peng Lim, CEO of MTI. “At MTI, he has been a great Controller and Director of Financial Reporting and we are very pleased that he is joining MTI’s senior management team as Interim CFO.”

“I look forward to continuing work with our talented teams at both subsidiaries, MTII and MTI Micro,” said Tillinghast. “Working as Interim CFO is a great opportunity to closely work with Peng in achieving our Company’s goals.”

Prior to joining MTI, Mr. Tillinghast was Director of Finance at PowerOne Media, Inc. Mr. Tillinghast has also served as Acting CFO and Controller at Albany Molecular Research, Inc., and as a Senior Auditor for KPMG LLP. Mr. Tillinghast holds an M.S. in Accounting from the State University of New York at Albany, a B.S. in Accounting from the State University of New York, College at Fredonia, and is a Certified Public Accountant.

About MTI

MTI is primarily engaged in the development and commercialization of award winning Mobion® cord-free advanced portable power systems, through its subsidiary MTI

MicroFuel Cells Inc. (MTI Micro). MTI Micro has a world-class team of entrepreneurial business executives, researchers and scientists; a proprietary direct methanol micro fuel cell power system and a number of system prototypes demonstrating size reductions and performance improvements; and significant related intellectual property. MTI Micro has received government awards and developed strategic partnerships to facilitate efforts to achieve commercialization. MTI is also engaged in the design, manufacture, and sale of high-performance test and measurement instruments and systems through its subsidiary MTI Instruments, Inc. For more information about the Company please visit www.mechtech.com.

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Statements in this press release which are not historical fact including statements regarding management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, future prospects and applications for fuel cell systems; MTI Micro’s future business prospects, technology and performance; the market potential for and progress MTI Micro is making in developing its Mobion® fuel cell systems and preparing for manufacturing, and; the future prospects, markets, product launch, market acceptance, and commercialization plans of MTI Micro products. All forward-looking statements are made as of today, and MTI and MTI Micro disclaim any duty to update such statements.  It is important to note that MTI Micro’s and MTI’s actual results could differ materially from those projected in forward-looking statements.  Factors that could cause the anticipated results not to occur include, among others, risks related to financing; uncertainties in development, manufacturing and competition; and the risk factors listed from time to time in MTI’s SEC reports including but not limited to, the annual report on Form 10-K and Quarterly Reports on Form 10-Q.